Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated March 5, 2004 relating to the financial statements and financial statement schedule of Eclipsys Corporation, which appears in Eclipsys Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
December 20, 2004